Exhibit 99.1

BGC Partners Receives HSR Approval for Proposed Transaction with NASDAQ OMX

Deal Expected to Close Before the End of Q3 2013

NEW YORK, NY – May 20, 2013 - BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “BGC,” or “the Company”), a leading global brokerage company primarily servicing the wholesale financial and real estate markets, today announced that it has received regulatory approval for the proposed sale of certain assets comprising its platform for the fully electronic trading of benchmark, on-the-run US Treasuries to NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) (“NASDAQ OMX”). As previously disclosed, total consideration for this transaction is up to $1.234 billion.

On May 13, 2013, BGC received notice of regulatory approval with respect to the proposed transaction under the Hart-Scott-Rodino Antitrust Improvements Act. The Company currently expects the transaction to close before the end of the third quarter of 2013.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company primarily servicing the wholesale financial and real estate markets. Products include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through its eSpeed, BGC Trader, and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to select financial instruments and markets. Newmark Grubb Knight Frank is a full-service commercial real estate platform that comprises the Company’s Real Estate Services segment, offering commercial real estate tenants, owners, investors and developers a wide range of services, including leasing; capital markets services, including investment sales, debt placement, appraisal, and valuation services; commercial mortgage brokerage services; as well as consulting, project and development management, leasing and corporate advisory services and property and corporate facilities management services. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. For more information, please visit www.bgcpartners.com.

eSpeed, BGC, BGC Trader, Grubb & Ellis, Grubb and Newmark Grubb Knight Frank are trademarks and service marks of BGC Partners, Inc. and its affiliates. Knight Frank is a service mark of Knight Frank Limited Corp., used with permission.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this document regarding BGC Partners’ business that are not historical facts are forward-looking statements that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in our public filings, including our most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings. These risks include those related to the possibility that the proposed NASDAQ OMX transaction does not close in a timely manner or at all; the possibility that any conditions to completion of the proposed transaction are not satisfied; the possibility that any of the anticipated benefits of the proposed transaction will not be realized; the effect of the announcement of the proposed transaction on BGC’s business relationships, operating results and business generally; general competitive, economic, political and market conditions and fluctuations; and actions taken or conditions imposed by regulatory authorities.

BGC Media Contacts:

Hannah Sloane

+1 212-294-7938

Sarah Laufer

+1 212-915-1008

BGC Investor Contacts:

Jason McGruder

+1 212-829-4988

Ben Goldman

+1 212-610-3680